Exhibit 99.1

Press Release

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT THIRD

QUARTER 2004 RESULTS

November 12, 2004 – Eagan, Minnesota — Norcraft Holdings, L.P. and Norcraft Companies, L.P. today reported financial results for the third quarter ended September 30, 2004. The financial results for Norcraft Holdings include the accounts of its wholly-owned subsidiary, Norcraft Companies. Other than Norcraft Holdings obligations under its $118 million 9 3/4% senior discount notes, including related deferred issuance costs and associated accrued liabilities and related interest expense, net of taxes, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft Companies.

FINANCIAL RESULTS

Third Quarter of Fiscal 2004 Compared with Third Quarter of Fiscal 2003

Net sales increased $19.5 million, or 28.0%, from $69.7 million for the third quarter of 2003 compared to $89.2 for the same quarter of 2004. Income from operations increased by $5.2 million, or 71.5%, from $7.2 million for the third quarter of 2003 compared to $12.4 million for the same quarter of 2004. Net income for Norcraft Holdings increased $0.1 million from $6.6 million for the third quarter of 2003 to $6.7 million in the same quarter of 2004. Net income for Norcraft Companies increased $1.0 million from $6.6 million for the third quarter of 2003 to $7.6 million for the same quarter of 2004.

EBITDA (as defined in the table below) increased by $7.0 million, or 83.0%, from $8.5 million for the third quarter of 2003 compared to $15.5 million for the same quarter of 2004.

“We are pleased with the Company’s top line performance for the quarter, while at the same time we have more work to do on margins. Raw material cost pressures impacted gross margins as did production inefficiencies associated with ramping up production levels to keep pace with our strong unit growth in sales. We are actively responding to both of these factors. Nonetheless, EBITDA for the quarter was up over 20% versus the prior year and Norcraft continues to see strong sales momentum due to our excellent customer service and product quality.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Monday, November 15, 2004 at 11:00 a.m. Eastern Time. To participate, dial 800-377-4562. A telephonic replay will be available by calling 800-252-6030 and using pass code 28813223.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

On October 21, 2003, 100% of the outstanding membership units of Norcraft Companies, L.L.C. were acquired by Norcraft Holdings, L.P., a new entity formed at the direction of funds associated with Saunders Karp & Megrue L.L.C. and Trimaran Fund Management, L.L.C. and by our new chief executive officer, Mark Buller, and his relatives. The members of our continuing management team elected to exchange a majority of their membership units for limited partnership units of Norcraft Holdings, L.P. in lieu of cash. Norcraft Companies, L.L.C. converted to a Delaware limited partnership immediately following the acquisition and is now Norcraft Companies, L.P. This acquisition is referred to herein as the “Acquisition.

The interim condensed consolidated financial statements as of September 30, 2004 and for the nine months ended September 30, 2004 (successor) and 2003 (predecessor) include all normal recurring adjustments which management considers necessary for fair presentation. The Company was purchased on October 21, 2003. The predecessor financial statements have been presented at their historical cost basis. The successor financial statements have been prepared giving effect to the purchase transaction, including capitalization of the company in accordance with EITF 88-16, Basis in Leverage Buyout Transactions, as a partial purchase. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year.

-Tables Follow-

Consolidated Balance Sheets

(in thousands)

	Norcraft Holdings, L.P. (Successor)		Norcraft Companies, L.P. (Successor)
	September 30, 2004	December 31, 2003	September 30, 2004	December 31, 2003
ASSETS

Current assets:
Cash	$237	$2,583	$237	$2,583
Trade accounts receivable, net	36,888	24,063	36,888	24,063
Inventories	23,804	16,948	23,804	16,948
Prepaid expenses	1,064	2,000	1,064	2,000

Total current assets	61,993	45,594	61,993	45,594

Property, plant and equipment, net	34,616	32,168	34,616	32,168

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	62,781	66,131	62,781	66,131
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	12,978	11,509	9,638	11,509
Display cabinets, net	5,773	3,861	5,773	3,861
Deposits	88	120	88	120

Total other assets	279,079	279,080	275,739	279,080

Total assets	$375,688	$356,842	$372,348	$356,842

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$5,000	$—	$5,000
Book overdrafts payable	1,666	—	1,666	—
Accounts payable	10,011	6,704	10,011	6,704
Accrued expenses	24,630	23,375	24,630	23,375
Members’ distribution payable	549	—	549	—

Total current liabilities	36,856	35,079	36,856	35,079

Long-term debt	261,787	190,000	180,500	190,000

Members’ equity	77,045	131,763	154,992	131,763

Total liabilities and members’ equity	$375,688	$356,842	$372,348	$356,842

Consolidated Statements of Income

(In thousands)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004 Successor	2003 Predecessor	2004 Successor	2003 Predecessor
Net sales	$89,186	$69,654	$245,869	$190,049

Cost of sales	62,069	46,780	166,695	127,170

Gross profit	27,117	22,874	79,174	62,879

Selling, general and administrative expenses	14,751	11,536	43,262	32,549
Other	—	4,129	—	4,129

Income from operations	12,366	7,209	35,912	26,201

Other expense (income):
Interest expense	5,046	355	13,023	1,319
Amortization of deferred financing costs	654	83	1,898	249
Other, net	1	185	(88)	563

	5,701	623	14,833	2,131

Net income	$6,665	$6,586	$21,079	$24,070

Consolidated Statements of Income

(In thousands)

	Norcraft Companies L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004 Successor	2003 Predecessor	2004 Successor	2003 Predecessor
Net sales	$89,186	$69,654	$245,869	$190,049

Cost of sales	62,069	46,780	166,695	127,170

Gross profit	27,117	22,874	79,174	62,879

Selling, general and administrative expenses	14,751	11,536	43,262	32,549
Other	—	4,129	—	4,129

Income from operations	12,366	7,209	35,912	26,201

Other expense (income):
Interest expense	4,093	355	12,070	1,319
Amortization of deferred financing costs	627	83	1,871	249
Other, net	1	185	(88)	563

	4,721	623	13,853	2,131

Net income	$7,645	$6,586	$22,059	$24,070

Consolidated Statements of Cash Flows

(In thousands)

	Norcraft Holdings, L.P.		Norcraft Companies L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2004 Successor	2003 Predecessor	2004 Successor	2003 Predecessor
Cash flows from operating activities:
Net income	$21,079	$24,070	$22,059	$24,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,129	2,234	3,129	2,234
Amortization:
Customer relationships	3,350	—	3,350	—
Deferred financing costs	1,898	249	1,871	249
Display cabinets	2,239	1,951	2,239	1,951
Accreted interest borrowings on senior notes	953	—	—	—
Compensation expense related to stock options	307	—	307	—
Loss on impairment of Yucca facility	—	4,129	—	4,129
(Gain) Loss on sale of equipment	(2)	107	(2)	107
Change in operating assets and liabilities:
Accounts receivable	(12,825)	(9,104)	(12,825)	(9,104)
Inventories	(6,873)	(2,015)	(6,873)	(2,015)
Prepaid expenses	936	390	936	390
Other assets	29	2	29	2
Accounts payable and accrued liabilities	7,221	5,432	7,221	5,432

Net cash provided by operating activities	21,441	27,445	21,441	27,445

Cash flows from investing activities:
Proceeds from sale of property and equipment	13	205	13	205
Purchase of property, plant and equipment	(5,644)	(1,407)	(5,644)	(1,407)
Purchase of Yucca capital lease	—	(5,000)	—	(5,000)
Purchase of display cabinets	(4,150)	(2,172)	(4,150)	(2,172)

Net cash used in investing activities	(9,781)	(8,374)	(9,781)	(8,374)

Cash flows from financing activities:
Borrowings on senior subordinated notes payable	80,334	—	—	—
Distribution to members	(77,182)	—	—	—
Payment of financing costs	(3,367)	—	(215)	—
Book overdrafts payable	1,666	(201)	1,666	(201)
Payments on Bank Revolving Loan	(3,500)	(48,364)	(3,500)	(48,364)
Borrowings on Bank Revolving Loan	3,500	48,151	3,500	48,151
Payments on term loan	(14,500)	(6,420)	(14,500)	(6,420)
Payments on capital lease	—	(7)	—	(7)
Proceeds from issuance of member interests	553	—	553	—
Repurchase of members interests	(68)	—	(68)	—
Tax distributions to members	(1,436)	(12,185)	(1,436)	(12,185)

Net cash used in financing activities	(14,000)	(19,026)	(14,000)	(19,026)

Cumulative translation adjustment	(6)	—	(6)	—

Net (decrease) increase in cash	(2,346)	45	(2,346)	45

Cash, beginning of the period	2,583	59	2,583	59

Cash, end of period	$237	$104	$237	$104

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$9,019	$1,444	$9,019	$1,444

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$549	$3,412	$549	$3,412

Members’ interest recorded for consideration other than cash	$2,976	$—	$2,976	$—

Reconciliation of Net Income to EBITDA

(In thousands)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,			September TTM
	2004 (1)	2003 (2)	2004 (1)	2003 (2)		2004 (3)
Net income	$6,665	$6,586	$21,079	$24,070	(4)	$22,866	(5)
Interest expense, net	5,046	355	13,023	1,319		16,343
Depreciation	1,117	728	3,129	2,234		4,228
Amortization of deferred financing costs	654	83	1,898	249		2,307
Amortization of customer relationships	1,117	—	3,350	—		4,219
Display cabinet amortization	880	691	2,239	1,951		2,952
State Taxes	—	15	(88)	258		(88)

EBITDA	$15,479	$8,458	$44,630	$30,081		$52,827

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,			September TTM
	2004 (1)	2003 (2)	2004 (1)	2003 (2)		2004 (3)
Net income	$7,645	$6,586	$22,059	$24,070	(4)	$23,846	(5)
Interest expense, net	4,093	355	12,070	1,319		15,390
Depreciation	1,117	728	3,129	2,234		4,228
Amortization of deferred financing costs	627	83	1,871	249		2,280
Amortization of customer relationships	1,117	—	3,350	—		4,219
Display cabinet amortization	880	691	2,239	1,951		2,952
State Taxes	—	15	(88)	258		(88)

EBITDA	$15,479	$8,458	$44,630	$30,081		$52,827

1)	Successor company.
2)	Predecessor company.
3)	Predecessor and successor companies combined, for reference purposes only.
4)	Net income during the nine months ended September 30, 2003 included the following one-time charges which were associated with the Acquisition:

a.	A loss of $57 associated with the operations of our Kitchen and Bath Ideas retail store located in Virginia Beach, Virginia which was sold in May 2003.
b.	$166 and $305 of one-time acquisition fees associated with the Acquisition was incurred in the three and nine months ended September 30, 2003, respectively.
c.	In August 2003, we distributed $6.0 million to our pre-Acquisition equity holders who subsequently purchased the property underlying the capital lease of the Yucca distribution center for $5.7 million. Subsequent to September 30, 2003, we terminated the capital lease and entered into a new short-term lease for this distribution center. Because the $5.7 million purchase price for the Yucca distribution center exceeded the estimated fair value for the property, for financial statement presentation purposes, we recognized a non-cash net loss of $4,127 million in August 2003, representing a lease termination expense and the effect of removing from its financial statements the asset and obligation under the capital lease. On January 31, 2004 we terminated the short-term lease for this facility, and moved our distribution center operations to a new facility in Phoenix, AZ.
5)	Net income during the twelve months ended September 30, 2004 included the following one-time charges which were associated with the Acquisition on October 21, 2003:

a.	$682 of one-time acquisition fees associated with the Acquisition was incurred in the twelve month period ending September 2004.
b.	$400 of one-time professional fees associated with the Acquisition was incurred in the fourth quarter of 2003.
c.	A one-time management bonus payable of $2,050 to certain members of the existing management as a result of the Acquisition on October 21, 2003 was incurred in the fourth quarter of 2003.
d.	A $685 step-up of finished goods and work in process inventory as a result of purchase accounting was incurred in the fourth quarter of 2003.